Exhibit 10.5
SIXTH AMENDMENT TO THE
MARATHON PETROLEUM THRIFT PLAN

Pursuant to the powers of amendment reserved under Section 24.01 of the Marathon Petroleum Thrift Plan, as amended and restated effective as of January 1, 2023, and as thereafter amended from time to time (the “Plan”), the Plan is amended, effective August 1, 2024, as follows:
FIRST CHANGE
Section 8.02 (Investment of Accounts) of the Plan is amended by the addition of the following paragraphs at the end thereof, reading as follows:
The employer security diversification requirements of Code Section 401(a)(35) (the “Diversification Requirements”) apply to the Plan because the Designated Investment Options include the Marathon Petroleum Corporation Common Stock Fund. Accordingly, each member shall be entitled to direct the Plan, pursuant to the investment designation rules and procedures established from time to time by the Plan Administrator, to transfer the portion of such member’s account balance that is invested in the Marathon Petroleum Corporation Common Stock Fund in a manner that meets the Diversification Requirements as described in this and the following paragraphs of this Section 8.02.

A.
No Length of Service Requirement to Diversify: The Plan imposes no years of service or similar length of employment requirement that members must satisfy in order to transfer account balances that are invested in the Marathon Petroleum Corporation Common Stock Fund to other Designated Investment Options.

B.
Designated Investment Options for Reinvestment of Marathon Petroleum Corporation Common Stock Fund Account Balances: The Designated Investment Options available to members for the reinvestment of their account balances shall include not less than three Designated Investment Options, each of which is diversified and has materially different risk and return characteristics. For this purpose, Designated Investment Options that constitute a broad range of investment alternatives within the meaning of DOL Regulations Section 2550.404c-1(b)(3) are treated as diversified and having materially different risk and return characteristics.

C.
Divestment and Reinvestment Opportunities, Restrictions and Conditions: The investment designation rules and procedures established by the Plan Administrator shall meet the Diversification Requirements, and in such regard (i) shall provide members with reasonable divestment and reinvestment opportunities with respect to the Marathon Petroleum Corporation Common Stock Fund at least quarterly and (ii) shall not impose any restrictions or conditions with respect to the investment in the Marathon Petroleum Corporation Common Stock Fund that are not imposed on the investment in the other Designated Investment Options, except for restrictions and conditions that are permitted by Treasury Regulations Section 1.401(a)(35)-1. Such permitted restrictions and conditions include, among others, restrictions and conditions that are required or reasonably designed to ensure compliance with applicable securities laws, to limit the extent to which a member’s account may be invested in the Marathon Petroleum Corporation Common Stock Fund, and to limit short-term trading in the Marathon Petroleum Corporation Common Stock Fund.

SECOND CHANGE
Section 11.01 (General) of the Plan is amended by the addition of a new paragraph at the end thereof, reading as follows:
Notwithstanding any provision to the contrary in the preceding paragraphs of this Section 11.01, each Active Member and each Member with Account(s) in Suspense as of August 1, 2024, shall be fully vested in (and have a nonforfeitable right to) all Matching Contributions in their Plan account made with respect to periods prior to January 1, 2016.
THIRD CHANGE
Article XII of the Plan (Change in Control Provisions) is deleted in its entirety, and the succeeding Articles of the Plan and the cross-references and section numbering for same re-numbered accordingly.
FOURTH CHANGE
Section 13.04 (In-Service Withdrawal of Entire Distributable Vested Thrift Balance), now re-numbered as Section 12.04, is amended to read as follows:
12.04    In-Service Withdrawal of Entire Distributable Vested Account Balance
Subject to the conditions under this Section 12.04, an Active Member or a Member with Account(s) in Suspense may request an In-Service Withdrawal of their entire distributable Plan vested account balance. The amount available for withdrawal is as follows:
A.    A member who has not attained age 59½ will receive the value of their After-Tax Account, Rollover Account, Roth Rollover Account, and Company Matching Account.
B.    A member who has attained age 59½ or who is Disabled (as defined below) will receive the value of their above mentioned accounts plus the value of their Pre-Tax Account, Pre Tax Catch-Up Contribution Account, Safe Harbor Matching Contribution Account, Non-Elective Employer Contributions Account, qualified non-elective employer contributions account, Roth Deferral Contribution Account, and Roth Catch-Up Contribution Account, as well as the value of their Roth-In Plan Conversion Account.
For purposes of this Plan, members will be considered “Disabled” if either: (1) they have been disabled for at least two years, and are wholly and continuously disabled to the extent that they are unable to engage in any occupation or perform any work for gainful compensation or profit for which they are, or may become, reasonably qualified by education, training, or experience, all as determined by the Marathon Petroleum Long Term Disability Plan; or (2) they provide proof of a Social Security determination of disability.

FIFTH CHANGE
Section 1.1(11) (Change in Control) of the Speedway Component is deleted in its entirety, and the succeeding subsections of Section 1.1 and the cross-references to them are re-numbered accordingly.
SIXTH CHANGE
Section 6.1(4) of the Speedway Component is amended to read as follows:
    (4)    Notwithstanding the vesting schedules specified above, a Participant’s right to the portion of his or her Account attributable to Pre-2016 Employer Matching Contributions, Non-Elective Employer Contributions and Prior Plan Employer Contributions shall be fully vested (a) upon death or Disability, provided such Participant is an Active Participant or Participant with Account in Suspense on the date of death or Disability, (b) upon attainment of age 65 as an Active Participant or Participant with Account in Suspense, and (c) for an Employee of a Participating Employer or Affiliated Company immediately prior to the sale of any of the five stores that were caused to be sold by the Company or its affiliate as a result of the Decision and Order enacted by the United States Federal Trade Commission in relation to the Company’s 2018 acquisition of Express Mart convenience stores in New York, and who then accepted an offer of employment from the store’s purchaser. Notwithstanding the preceding provisions of this Section 6.1(4), each Active Participant and Participant with Account in Suspense as of August 1, 2024, shall be fully vested in (and have a nonforfeitable right to) all Pre-2016 Employer Matching Contributions, Non-Elective Employer Contributions and Prior Plan Employer Contributions in their Account.
SEVENTH CHANGE
Section 7.1(2) of the Speedway Component is amended to read as follows:
    (2)    Active Participants or Participants with Account(s) in Suspense who have attained age 59-1/2 are also eligible to withdraw a portion of their Pre-Tax Basic Contributions Account, Roth Basic Contributions Account, Pre-Tax Catch-Up Contributions Account, Roth Catch-Up Contributions Account, Roth In-Plan Conversion Account, Safe Harbor Matching Contributions Account, Non-Elective Employer Contributions Account, and qualified non-elective employer contributions account without losing such other rights as they may have in the balance of their Accounts, subject to the provisions outlined below.
EIGHTH CHANGE
Section 7.2(1) of the Speedway Component is amended by the addition of a new paragraph (i), reading as follows, and the succeeding paragraphs are renumbered accordingly:
(i)    Non-Elective Employer Contributions Account;
NINTH CHANGE
Section 7.3 (In-Service Withdrawal of Entire Distributable Vested Plan Balance) of the Speedway Component is amended to read as follows:
7.3    In-Service Withdrawal of Entire Distributable Vested Plan Balance. Subject to the conditions of this Section 7.3, Active Participants or Participants with Account(s) in Suspense may request an In-Service Withdrawal of their entire distributable vested Plan balance. The amount available for withdrawal is as follows:
(1)    Participants who have not attained age 59-1/2 may receive the value of their After-Tax Contributions Account, Rollover Contributions Account, Roth Rollover Contributions Account, Prior Plan After-Tax Contributions Account and Pre-2016 Employer Matching Contributions Account.
(2)     Participants who have attained age 59-1/2 or who are Disabled may receive the value of such Accounts plus the value of their Pre-Tax Contributions Account, Pre-Tax Catch-Up Contributions Account, Safe Harbor Employer Matching Contributions Account, Non-Elective Employer Contributions Account, Prior Plan Employer Contributions Account, Roth Basic Contributions Account, and Roth Catch-Up Contributions Account, as well as the value of their Roth In-Plan Conversion Account.

The Plan, as amended by the foregoing changes, is ratified and confirmed in all respects.
IN WITNESS WHEREOF, the undersigned officer has caused this Amendment to be executed effective as of the date specified above.

    /s/ Lori B. Glawe
By:    Lori B. Glawe, acting as authorized delegate

Date Signed: July 30, 2024
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